UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 28, 2009

Papa John's International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21660	61-1203323
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2002 Papa John's Boulevard Louisville, Kentucky	40299-2367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(502) 261-7272

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Papa John’s International, Inc. (the “Company”) on May 1, 2009 where we reported, under Item 5.02, that Tony Thompson had been appointed Senior Vice President, PJ Food Service, succeeding Julie L. Larner, effective April 28, 2009.  This amendment is being filed to include the Agreement and Release between Ms. Larner and the Company.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2009, the Company entered into an Agreement and Release (the “Release”) with Julie L. Larner, who resigned from the Company effective May 2, 2009.  Pursuant to the terms and conditions of the Release, the Company agreed to pay Ms. Larner, subject to applicable withholdings, a lump sum severance payment of approximately $617,000, representing sixteen months of salary, accrued vacation and other items as described in the Release, plus COBRA premiums for sixteen months after her separation date if she elects such coverage.  The Release also provides for other customary covenants and releases.  The foregoing summary of the Release is qualified in its entirety by reference to the full text of the Release which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Agreement and Release between Papa John’s International, Inc., and Julie Larner dated July 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Papa John's International, Inc.
(Registrant)

Date: July 10, 2009	By:	/s/ J. David Flanery
Name: J. David Flanery
Senior Vice President and Chief Financial Officer